Exhibit 32 (a)

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Amendment No. 2 to the Annual Report of MSW Energy Holdings LLC (the "Company") on Form 10-K/A for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), we, Anthony J. Orlando, Chief Executive Officer and President of the Company, and Craig D. Abolt, Senior Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to each of their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Anthony J. Orlando                         /s/ Craig D. Abolt
--------------------------------               ---------------------------------
Anthony J. Orlando                             Craig D. Abolt
Chief Executive Officer and President          Senior Vice President and
January 27, 2006                               Chief Financial Officer
                                               January 27, 2006